NASDAQ: STAA Second Quarter 2024 Earnings Presentation August 7, 2024 Exhibit 99.2

2 STAAR Surgical Earnings Webcast Second Quarter 2024 Today’s Speakers Investor Relations PATRICK WILLIAMS TOM FRINZI Chair of the Board, President and CEO Chief Financial Officer +1 626.303.7902 x3023 Brian Moore VP, Investor Relations and Corporate Development Connie Johnson Niko Liu, CFA Director, Investor Relations  and High-Performance Management Director, Investor Relations and Corporate Development – Asia bmoore@staar.com http://investors.staar.com

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, anticipated financial results, estimates and outlook (including as to net sales, Adjusted EBITDA, and Adjusted EBITDA per diluted share), plans, strategies, and objectives of management for 2024 and beyond or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to financial performance in the upcoming quarter, fiscal year 2024 and beyond. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to global economic conditions, as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2023 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the Company’s website, www.staar.com, under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this presentation and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the impact of COVID-19; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; international conflicts, trade disputes and substantial dependence on demand from Asia; and the willingness of surgeons and patients to adopt a new or improved product and procedure. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of our website, in addition to following our presentations, SEC filings and public conference calls and webcasts. Forward Looking Statements 3

Non-GAAP Financial Information To supplement the Company’s financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this presentation and the accompanying tables include certain non-GAAP financial measures, including Adjusted EBITDA. Management uses these non- GAAP financial measures in its evaluation of Company operating performance and believes investors will find them useful in evaluating the Company’s operating performance, including cash flow generation, and in analyzing period-to-period financial performance of core business operations and underlying business trends. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating Adjusted EBITDA and Adjusted EBITDA per diluted share, the Company further adjusts for stock-based compensation expense. As stock-based compensation is a non-cash expense that can vary significantly based on the timing, size and nature of awards granted, the Company believes that the exclusion of stock-based compensation expense can assist investors in comparisons of Company operating results with other peer companies because (i) the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expense can vary significantly between periods as a result of the timing of grants of new stock- based awards, including inducement grants in connection with hiring. Additionally, the Company believes that excluding stock-based compensation from Adjusted EBITDA and Adjusted EBITDA per diluted share assists management and investors in making meaningful comparisons between the Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future. The Company also presents certain financial information on a constant currency basis, which is intended to exclude the effects of foreign currency fluctuations. The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the “constant currency” rate to sales or expenses in the current period as well. In the appendix to this presentation, the Company has included a reconciliation of Adjusted EBITDA and Adjusted EBITDA per diluted share to net income and net income per diluted share, the most directly comparable GAAP financial measure. The Company has also provided a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA per diluted share to net income and net income per diluted share. This represents forward- looking information, and actual results may vary. Please see the risks and assumptions referred to in the Forward Looking Statements section of this presentation. 4

STAAR Surgical + EVO ICL Around the World Second Quarter 2024 Earnings Presentation 5

Second Quarter 2024

Q2 Results Reflect Continued Market Adoption & Share Gains; Raising Outlook



“We are committed to enhancing surgeon confidence and practice implementation, growing the category and seizing market share throughout the business cycle. For our surgeon customers globally, our EVO ICL technology is increasingly instrumental in enhancing their offerings, market competitiveness and practice economics. As a result, our commercial momentum is accelerating – as evidenced by these latest financial results, which are due to execution against our vital few strategic priorities.”

– Tom Frinzi
Chair of the Board, President and CEO

Enhanced commercial focus and execution against a Vital Few Strategic Priorities is yielding positive results

$99.0M
Q2’24
GAAP
Net Sales

$100.4M
Q2’24
Constant Currency
Net Sales

$340M - $345M
Fiscal 2024 Net Sales Outlook*
Prior Outlook was $335M - $340M

7%
Q2'24 Global ICL Sales Growth

14%	**10%**	**6%**
Americas	EMEA	APAC

Due to the momentum in our business, we are raising our fiscal 2024 outlook for net sales by $5 million to a range of $340 million to $345 million and Adjusted EBITDA to approximately $42 million or $0.80 per diluted share

- Making it easier for surgeons to choose EVO
- Broadening the EVO market opportunity
- Driving Innovation

* Updated outlook as of August 7, 2024. Prior outlook was for net sales of $335M to $340M and Adjusted EBITDA of $39M or $0.75 per diluted share.

STAARSURGICAL
6

Second Quarter 2024

Strong ICL Sales Growth Globally in Second Quarter

(IN 000'S) UNAUDITED

Sales Growth Y/Y

Americas



$ 5,954
$ 6,260
$ 6,794
Q2 2023
Q1 2024
Q2 2024

+14%

- US: 25% Y/Y sales growth (+10% sequential) due to enhanced commercial focus / Hwy 93
- Hwy 93 accounts sales growth 10 points above non-Hwy 93 accounts in quarter
- ~$2.5M of the $5M update to outlook for total net sales is due to our increased outlook for U.S. sales. The other half of the increase is due to EMEA

EMEA



$ 9,782
$ 11,299
$ 10,727
Q2 2023
Q1 2024
Q2 2024

+10%

- Strong double-digits growth in Middle East
- European distribution operations and Spain performed well in the quarter
- Recent investments in personnel and initiatives facilitated growth in the quarter

APAC



$ 77,376
$ 59,592
$ 81,844
Q2 2023
Q1 2024
Q2 2024

+6%

- China: 3% sales growth; 65% sequential sales growth consistent with 2018-2023 LT average
- Japan: 14% sales growth despite FX headwinds; unit growth significantly higher
- South Korea: Healthy 20% sales growth

GLOBAL



$ 93,112
$ 77,151
$ 99,365
Q2 2023
Q1 2024
Q2 2024

+7%

- 7% global ICL sales growth reflects pricing power; we continue to expect the benefit from price to be approximately +3 points for FY24, i.e., sales growth to be 3 points higher than unit growth
- Our positive global ICL unit growth compares to generally flat to down refractive procedure market in Q2'24 and 1H24, globally

STAARSURGICAL

Notes:
(1) Americas includes the United States, Canada and Latin American countries
(2) EMEA includes Spain, Germany, United Kingdom, European, Middle East and Africa distributors
(3) APAC includes China, Japan, South Korea, India and the rest of Asia Pacific distributors
(4) ICL sales do not include IOL, injector or other sales.

7

Progress Towards Our Vision: The First Choice for Doctors and Patients Seeking Visual Freedom

EVO ICL Is Moving Down the Diopter Curve to Larger Market Opportunities

EVO ICL is Moving Down the Diopter Curve


-20D
-19D
-18D
-17D
-16D
-15D
-14D
-13D
-12D
-11D
-10D
-9D
-8D
-7D
-6D
-5D
-4D
-3D
A diopter is a unit of measurement of the refractive power of a lens.

	Fiscal 2023	YTD Fiscal 2024*
Average Spheric ICL Sold	-8.7 D	-8.2 D
of ICLs ≤ -8 D	32%	35%

*YTD Fiscal 2024 data through June 28, 2024.

STAARSURGICAL
8

9 Dollars in millions Income Statement Dollars in millions Second Quarter 2024 PATRICK WILLIAMS Chief Financial Officer Q2’24 net sales of $99.0M
Net sales increased $6.7M or 7%; ICL sales increased $6.3M
Constant Currency net sales of $100.4M increased 9% FX, primarily Japanese Yen, was $1.4M headwind Q2’24 Gross profit of $78.4M or 79.2% of net sales
Gross profit increased 260 bps Y/Y and 30 bps Seq
Y/Y gross margin increase primarily due to changes in reserves related to cataract IOLs; the Company exited cataract IOLs in fiscal 2023 Net Sales Gross Profit Gross margin expected to be ~80% for each remaining quarter

10 Income Statement Operating Expenses For 2024, we continue to expect G&A expense to be approximately $24M per quarter For 2024, we continue to expect Selling and Marketing expense will be approximately $30M per quarter For the second half of 2024, we now expect R&D expense to be slightly up at approximately $15M per quarter, reflecting focused investments in AI-related technology innovations, independent investigator studies and global education and training Second Quarter 2024 Research & Development $32.3M Yr Ago
$26.7M 1Q’24 Selling & Marketing $18.1M Yr Ago
$23.2M 1Q’24 $14.1M General & Administrative 67% $28.8M $23.6M vs. $11.8M Yr Ago
$13.4M 1Q’24 vs. vs. Q2’24 Total Operating Expenses $66.5M

Reflects strategic investments for future growth and margin expansion 11 Net Income driven by sales growth and operating leverage Dollars in millions, except per share amounts GAAP Net Income Adjusted EBITDA Dollars in millions, except per share amounts Income Statement Second Quarter 2024 Per share - Diluted Per share - Diluted

12 We Are Raising Our Outlook for Fiscal 2024 Net Sales and Adjusted EBITDA Outlook Net sales ~$87 ~$340 to $345 $500 to $550 ~80% ~80% 81% NA ~$42 ~$90 to $120 NA ~$0.80 $1.73 to $2.30 In millions or as % of sales except per share item Gross Margin Adjusted EBITDA(1) Notes:
(1) Per share amounts assume 52 million shares outstanding (2) Vision 2026 Investor Day, September 14, 2023 Adjusted EBITDA per diluted share(1) Raising FY24 sales outlook to $340M to $345M Delivered above-market growth rates in all key geographies in Q2’24 and 1H24 Continuing disciplined capital allocation strategy Q3’24 FY24(1) Vision ’26 (2) Introducing Q3’24 sales outlook of approximately $87M ~$87 Net Sales

13 APAC Fiscal 2024 ICL Growth NEW PRIOR China approx. 10% Growth All Other Countries Flat 7% EMEA AMERICAS U.S. Growth of 25% for Fiscal 2024 6% 15% APAC China approx. 10% Growth All Other Countries Flat 7% EMEA AMERICAS U.S. Growth of $2M in 2H24 will result in +10% for Fiscal 2024 Flat 10% AUGUST 7, 2024 FEBRUARY 26, 2024 Fiscal 2024 Regional ICL Sales Outlook Outlook

Strong Business Momentum Yielding Cash-Rich Balance Sheet $235.5M ~ $30M ~ $42M Cash, Cash Equivalents & Investments at June 28, 2024 FY 2024 CapEx Outlook FY 2024 Adjusted EBITDA Outlook 14 No Debt at June 28, 2024

Investor Relations Calendar 15 Third Quarter 2024 Piper Sandler West Coast Field Trip William Blair West Coast Field Trip Canaccord Growth Conference Sidoti Small-Cap Virtual Conference Goldman Sachs European MedTech and Healthcare Services Conference

U.S. EVO ICL Practice Pattern Research 16 Commissioned Third Party Research / June 2024 TOM FRINZI Chair of the Board, President and CEO STAAR partnered with the American-European Congress of Ophthalmic Surgery (AECOS) and engaged a third party to gather surgeon practice data. Research Goals To understand the actual procedures (ICL, LASIK, PRK, SMILE) being performed by type and by diopter based on actual patient data provided by U.S. surgeons through the AECOS network and the opportunity for EVO ICL in the U.S. N = 1,882 procedures AECOS is an organization that aims to improve patient care by fostering collaboration between ophthalmic surgeons and industry executives Key EVO ICL AECOS Network Research Findings Procedure Mix Avg. Diopter Implanted 3% -9.8 D 13% -8.5 D U.S. Procedure Mix of ICL Today* U.S.  Average Diopter Today* U.S.
AECOS Practice
Procedure Mix of ICL U.S.
AECOS Average Diopter * Current State: All U.S. EVO ICL Certified Surgeons as of June 28, 2024.

3% Procedure Mix 21,000 Annual Procedures $21 Million Annual Sales 13% Procedure Mix 91,000 Annual Procedures $91 Million Annual Sales 20% Procedure Mix 140,000 Annual Procedures $140 Million Annual Sales STAAR’s Initial U.S. Opportunity Over Time Win U.S. Market Share U.S. EVO @FY24 Sales Outlook Build the U.S. Refractive Market 700,000 Annual U.S. Refractive Procedures Today(2) 52 Million Eyes Ages 20 to 44 with ≥ 3 D of Myopia 17 U.S. EVO @13% AECOS Implied Opportunity U.S. EVO @20% Share of Other EVO Markets(1) Notes: As of June 28, 2024, EVO ICL has 20%+ refractive market share in Japan, China and South Korea and 18%+ share in Spain. STAAR estimates using $1,000 U.S. ASP. Company estimate.

Innovation and New Initiatives Will Further Accelerate STAAR’s Growth 18 Surgeon Experience and Education Driving Clinical Confidence EVO ICL
Experience
Center U.S. Head-to-Head
Study AI-Based Protocols for Measurement and Size Selection Harmonizing Label Indications

19 STAAR Surgical Investment Case – Five Reasons Why We Win Product EVO ICL™ is proprietary and differentiated Disruptive to refractive market Patients & Surgeons seeking broader set of solutions EVO ICL preserves future treatment options Building Momentum Driving focus on the customer Identifying and investing in accelerators Watching market change before our eyes EVO ICL is proving to be a competitive differentiator for our surgeon customers Market Immense and growing TAM globally, including emerging markets such as India and Brazil By 2050, 5 billion people will have myopia, including one billion with high myopia Penetration of the legacy predominant procedure, laser vision correction (LVC), continues to decline STAAR has the team to execute Introduced a high-performance management process based on facts, data and continuous improvement around our vital few strategic priorities in 2023 In January 2024, cascaded process to all 1,200+ STAAR employees People and Process Second Quarter 2024 Earnings Presentation Financial Model Strong business model High gross margins and demonstrated ability to generate cash Disciplined investments in our business > $235 million of cash, cash equivalents & investments and no debt

Q&A STAAR SURGICAL SECOND QUARTER 2024 EARNINGS WEBCAST

STAAR Surgical

Reconciliation of Non-GAAP Financial Measures

Net Income to Adjusted EBITDA (in 000's except for per share data)

Unaudited

	Q1-23	Q2-23	Q3-23	Q4-23	2023	Q1-24	Q2-24	2024 Outlook (2)
Net income (as reported)	$2,710	$6,064	$4,817	$7,756	$21,347	$(3,339)	$7,379	-
Provision (benefit) for income taxes	$2,009	$2,428	$1,929	$5,983	$12,349	$1,128	$2,955	$5,100
Other (income) expense, net	$(1,919)	$105	$(451)	$(3,334)	$(5,599)	$(70)	$1,564	$(2,100)
Depreciation	$1,113	$1,285	$1,345	$1,368	$5,111	$1,237	$1,522	$5,800
Amortization of intangible assets	$7	$10	$(2)	$(2)	$13	-	-	-
Stock-based compensation	$6,065	$8,423	$8,846	$182	$23,516	$6,339	$9,042	$33,000
Adjusted EBITDA	$9,985	$18,315	$16,484	$11,953	$56,737	$5,295	$22,462	$41,800
Adjusted EBITDA as a % of Revenue	*13.6%*	*19.8%*	*20.5%*	*15.7%*	*17.6%*	*6.8%*	*22.7%*	*12.2%*
Net income per share, diluted- (as reported)	$0.05	$0.12	$0.10	$0.16	$0.43	$(0.07)	$0.15	-
Provision (benefit) for income taxes	$0.04	$0.05	$0.04	$0.12	$0.25	$0.02	$0.06	$0.10
Other (income) expense, net	$(0.04)	-	$(0.01)	$(0.07)	$(0.11)	-	$0.03	$(0.04)
Depreciation	$0.02	$0.03	$0.03	$0.03	$0.10	$0.03	$0.03	$0.11
Amortization of intangible assets	-	-	-	-	-	-	-	-
Stock-based compensation	$0.12	$0.17	$0.18	-	$0.48	$0.13	$0.18	$0.63
Adjusted EBITDA per share, diluted(1)	$0.20	$0.37	$0.33	$0.24	$1.15	$ 0.11	$ 0.45	$0.80
Weighted average shares outstanding - Diluted	49,500	49,516	49,370	49,242	49,427	49,275	49,811	52,000

Additional 2024 Outlook Details

In order to reconcile Adjusted EBITDA from Net Income for our fiscal 2024 profitability Outlook, we are providing the following line item details as of August 7, 2024:

- Provision for Income Tax adjusting to $500k per quarter for balance of the year
- We now expect Other Income to be better at approximately $1.8M per quarter
- Depreciation adjusted slightly up to approximately $1.5M per quarter
- Amortization unchanged at zero per quarter
- We now expect stock-based compensation to be slightly higher at approximately $9M per quarter

STAARSURGICAL

(1) Adjusted EBITDA per diluted share may not add due to rounding.
(2) 2024 Outlook lines items are all approximations and assumes breakeven Net Income.

21

ICL Sales by Geography

(IN 000'S) UNAUDITED

ICL Sales by Region[5]	FISCAL YEAR 2021	FISCAL YEAR 2022	FISCAL YEAR 2023	THREE MONTHS ENDED March 31, 2023	June 30, 2023	September 29, 2023	December 29, 2023	March 29, 2024	June 28, 2024
Americas[1]	$14,054	$20,114	$22,233	$5,566	$5,954	$5,449	$5,264	$6,260	$6,794
EMEA[2]	$37,343	$36,715	$39,318	$10,180	$9,782	$9,253	$10,103	$11,299	$10,727
APAC [3]	$161,508	$212,883	$257,876	$54,879	$77,376	$66,367	$59,254	$59,592	$81,844
Global ICL Sales	$212,905	$269,712	$319,427	$70,625	$93,112	$81,069	$74,621	$77,151	$99,365
Global ICL Sales Growth	51%	27%	18%	20%	19%	13%	22%	9%	7%
Americas ICL Sales Growth	59%	43%	11%	42%	12%	5%	(8%)	12%	14%
EMEA ICL Sales Growth	45%	(2%)	7%	12%	(11%)	14%	18%	11%	10%
APAC ICL Sales Growth	51%	32%	21%	20%	26%	13%	26%	9%	6%
Global ICL Unit Growth	48%	33%	19%	20%	21%	14%	19%	2%	3%

ICL Sales by Country[4,5]	FISCAL YEAR 2021	FISCAL YEAR 2022	FISCAL YEAR 2023	THREE MONTHS ENDED March 31, 2023	June 30, 2023	September 29, 2023	December 29, 2023	March 29, 2024	June 28, 2024
China	$107,130	$147,967	$185,404	$35,042	$61,288	$48,262	$40,813	$38,460	$63,345
Growth	50%	38%	25%	25%	33%	14%	30%	10%	3%
Japan	$28,688	$32,623	$36,352	$9,203	$8,563	$9,091	$9,495	$10,227	$9,735
Growth	56%	14%	11%	6%	13%	12%	16%	11%	14%
South Korea	$15,173	$17,940	$19,853	$6,656	$3,316	$4,886	$4,996	$6,725	$3,973
Growth	36%	18%	11%	19%	(15)%	1%	39%	1%	20%
United States	$9,478	$15,070	$17,168	$4,396	$4,446	$4,162	$4,164	$5,039	$5,541
Growth	58%	59%	14%	71%	10%	6%	(8)%	15%	25%

Notes:
(1) Americas includes the United States, Canada and Latin American countries
(2) EMEA includes Spain, Germany, United Kingdom, European, Middle East and Africa distributors
(3) APAC includes China, Japan, South Korea, India and the rest of Asia Pacific distributors
(4) ICL Sales by country includes countries representing more than 5% of total ICL sales in the most recently completed fiscal year
(5) ICL sales do not include IOL, injector or other sales.

22